Stock Option Agreement


To:

     Pursuant to the terms of the Directors' Formula Award Plan (the "Plan") of Optek Technology, Inc. (the "Company"), you are
hereby granted the option to acquire up to           shares of the
Company's Common Stock, par value $0.01 per share, at the price of $1.83 per share, subject to the vesting and other requirements of the Plan.

     Reference is hereby made to the terms of the Plan for a full statement of the rights, privileges, obligations, terms and conditions of this option, which is in its entirety subject to and governed by the terms of such Plan, which are hereby incorporated by reference herein as if fully set forth at length.

                              OPTEK TECHNOLOGY, INC.




                              By:
                                  Thomas R. Filesi, President



Accepted as of the 21st day of March, 1995.